Registration No. 333-

As filed with the Securities and Exchange Commission on December 10, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	43-0903811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1010 Grand Avenue Kansas City, Missouri 64106
(Address of principal executive offices and zip code)

UMB Financial Corporation Omnibus Incentive Compensation Plan

(Full title of the plan)

Megan Mercer

Senior Vice President and Deputy General Counsel

UMB Financial Corporation

1010 Grand Avenue

Kansas City, Missouri 64106

(816) 860-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to a registration statement on Form S-8 filed by UMB Financial Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on May 1, 2018 (Registration No. 333-224585; the “Prior Registration Statement”), the Registrant registered 5,397,215 shares of Common Stock of the Registrant, par value $1.00 per share (“Common Shares”) to be awarded to directors and certain employees of the Registrant pursuant to the UMB Financial Corporation Omnibus Incentive Compensation Plan (the “Plan”).

The Plan is described in the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 13, 2024. On April 30, 2024, at the Registrant’s 2024 annual meeting of shareholders, the Registrant’s shareholders approved an amendment to the Plan pursuant to which, the aggregate number of Common Shares available for issuance under the Plan was increased by 1,850,000 shares.

This registration statement on Form S-8 (the “Registration Statement”) is being filed to register an additional 1,850,000 Common Shares issuable under the Plan. This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference into this Registration Statement and made part of this Registration Statement, to the extent not modified or superseded by any subsequently filed document that is incorporated herein or therein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

a)	The contents of the Prior Registration Statement;

b)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 22, 2024;

c)

The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended: (i) March 31, 2024, filed with the Commission on May  7, 2024; (ii) June 30, 2024, filed with the Commission on August 1, 2024; and (iii)  September 30, 2024, filed with the Commission on October 31, 2024;

d)	The Registrant’s Current Reports on Form 8-K, and/or amendments thereto, filed with the Commission on February 5, 2024, April 29, 2024, May 1, 2024, May 2, 2024, July 26, 2024, and August 6, 2024; and

e)

The description of the Company’s Common Shares included in the Form 8-A dated May 1, 2018, filed with the Commission on May 1, 2018, including any amendment or report filed for the purpose of updating such description, specifically including the description of the Company’s Common Shares filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description

4.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and filed with the Commission on May 9, 2006)

4.2	Bylaws, amended as of April 13, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated April 13, 2023 and filed with the Commission on April 13, 2023)

5.1	Opinion of Sandberg Phoenix & Von Gontard P.C.

23.1	Consent of KPMG LLP

23.2	Consent of Sandberg Phoenix & Von Gontard P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this registration statement)

99.1	Amended and Restated UMB Financial Corporation Omnibus Incentive Compensation Plan (Incorporated by reference to Appendix A of the Registrant’s definitive proxy statement for the Registrant’s 2024 annual meeting of shareholders held on April 30, 2024 and filed with the Commission on March 13, 2024)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 10, 2024.

UMB FINANCIAL CORPORATION

/s/ J. Mariner Kemper
J. Mariner Kemper
Chairman of the Board,
Chief Executive Officer

/s/ Ram Shankar
Ram Shankar
Chief Financial Officer

/s/ David Odgers
David Odgers
Chief Accounting Officer

We, the undersigned directors and officers of UMB Financial Corporation (the “Company”) severally constitute and appoint J. Mariner Kemper and Ram Shankar and each of them with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which J. Mariner Kemper and Ram Shankar may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, for the purpose of registering 1,850,000 shares of UMB Financial Corporation’s common stock, par value $1.00 per share, to be offered pursuant to the UMB Financial Corporation Omnibus Incentive Compensation Plan, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that J. Mariner Kemper and Ram Shankar shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in capacities indicated on December 10, 2024.

Signatures	Title

/s/ J. Mariner Kemper (J. Mariner Kemper)	Director, Chairman of the Board, Chief Executive Officer (Principal Executive Officer)

/s/ Ram Shankar (Ram Shankar)	Chief Financial Officer (Principal Financial Officer)

/s/ David Odgers (David Odgers)	Chief Accounting Officer (Principal Accounting Officer)

/s/ Robin C. Beery (Robin C. Beery)	Director

/s/ Janine A. Davidson (Janine A. Davidson)	Director

/s/ Kevin C. Gallagher (Kevin C. Gallagher)	Director

/s/ Greg M. Graves (Greg M. Graves)	Director

/s/ Gordon E. Lansford III (Gordon E. Lansford III)	Director

/s/ Timothy R. Murphy (Timothy R. Murphy)	Director

/s/ Tamara M. Peterman (Tamara M. Peterman)	Director

/s/ Kris A. Robbins (Kris A. Robbins)	Director

/s/ L. Joshua Sosland (L. Joshua Sosland)	Director

/s/ Leroy Williams, Jr. (Leroy Williams, Jr.)	Director